UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 31, 2019 (May 30, 2019)

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

(214) 880-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLDR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

6.750% Senior Secured Notes due 2027

On May 30, 2019 (the “Closing Date”), Builders FirstSource, Inc., a Delaware corporation, (the “Company”), completed the previously announced sale of $400.0 million aggregate principal amount of its 6.750% senior secured notes due 2027 (the “Notes”) at an issue price of 100.0% (the “Notes Offering”).

Net proceeds from the Notes Offering were used to repay a portion of the funds drawn under the Company’s existing term loan credit facility, to repurchase approximately $97 million aggregate principal amount of the Company’s outstanding 5.625% Senior Secured Notes due 2024 (the “Existing Notes”) from certain beneficial owners in open market transactions and to pay related transaction fees and expenses. The Company intends to use the remaining net proceeds for general corporate purposes. Certain beneficial owners of the Company’s Existing Notes have purchased Notes in the Notes Offering.

The Notes were issued and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be “qualified institutional buyers,” as defined in and in accordance with Rule 144A under the Securities Act, and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. Accordingly, the Notes and the related guarantees have not been and will not be registered under the Securities Act and the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Indenture

The terms of the Notes are governed by the indenture, dated as of the Closing Date (the “Indenture”), among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”) and as notes collateral agent (the “Notes Collateral Agent”).

Interest and Maturity

The Notes bear interest at a rate of 6.750% and mature on June 1, 2027. Interest is payable on the Notes on June 1 and December 1 of each year, commencing on December 1, 2019.

Guarantees and Security

The Notes, subject to certain exceptions, are guaranteed, jointly and severally, on a senior secured basis, by certain of the Company’s direct and indirect wholly owned subsidiaries (the “Guarantors”). All obligations under the Notes, and the guarantees of those obligations, will be secured by substantially all of the assets of the Company and the Guarantors subject to certain exceptions and permitted liens, including a first-priority security interest in such assets that constitute Notes Collateral (as defined below) and a second-priority security interest in such assets that constitute ABL Collateral (as defined below).

“ABL Collateral” includes substantially all presently owned and after-acquired accounts, inventory, rights of an unpaid vendor with respect to inventory, deposit accounts, investment property, cash and cash equivalents, and instruments and chattel paper and general intangibles, books and records and documents related to and proceeds of each of the foregoing.

“Notes Collateral” includes all collateral which is not ABL Collateral.

On the Closing Date, the Company, the Guarantors and the Notes Collateral Agent entered into a notes collateral agreement (the “Notes Collateral Agreement”), which created and established the terms of the security interests that secure the Notes and the guarantees.

The ABL/Bond Intercreditor Agreement, dated as of May 29, 2013, among SunTrust Bank, as agent under the Company’s existing ABL facility (the “ABL Facility), Wilmington Trust, National Association, the Company, the Guarantors and the other parties thereto (as amended by that certain Lien Sharing and Priority Confirmation Joinder, dated as of July 1, 2015, and that certain Lien Sharing and Priority Confirmation Joinder, dated as of August 22, 2016), and the Pari Passu Intercreditor Agreement, dated as of July 31, 2015, among Deutsche Bank AG New York Branch, as term collateral agent under the Company’s existing term loan facility (the “First-Lien Facility”), Wilmington Trust, National Association, the Company, the Guarantors and the other parties from time to time party thereto (as amended by that certain Additional Authorized Representative Agent Joinder, dated as of August 18, 2016), in each case will be joined by the Notes Collateral Agent and together will govern all arrangements in respect of the priority of the security interests in the ABL Collateral and the Notes Collateral among the parties to the Indenture, the indenture governing the Existing Notes, the ABL Facility and the First-Lien Facility.

Ranking

The Notes constitute senior secured obligations of the Company and Guarantors, rank senior in right of payment to all future debt of the Company and Guarantors that is expressly subordinated in right of payment to the Notes, and rank equally in right of payment with all existing and future liabilities of the Company and Guarantors that are not so subordinated, including the ABL Facility.

Covenants

The Indenture contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional debt or issue preferred stock, create liens, create restrictions on the Company’s subsidiaries’ ability to make payments to the Company, pay dividends and make other distributions in respect of the Company’s and its subsidiaries’ capital stock, make certain investments or certain other restricted payments, guarantee indebtedness, designate unrestricted subsidiaries, sell certain kinds of assets, enter into certain types of transactions with affiliates, and effect mergers and consolidations.

Certain of these covenants will be suspended if the Notes are assigned an investment grade rating by any two of Standard & Poor’s Investors Ratings Services, Moody’s Investors Service, Inc. or Fitch, Inc. and no default or event of default has occurred and is continuing.

Events of Default

The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes may declare the principal of and unpaid interest on all of the Notes to be due and payable immediately.

Redemption

At any time prior to June 1, 2022, the Company may redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the Notes plus the “applicable premium” set forth in the Indenture. At any time on or after June 1, 2022, the Company may redeem the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. At any time and from time to time during the 36-month period following the Closing Date, the Company may redeem up to 10% of the aggregate principal amount of the Notes during each twelve-month period commencing on the Closing Date at a redemption price of 103% of the aggregate principal amount thereof plus accrued and unpaid interest to the redemption date. In addition, at any time prior to June 1, 2022, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of one or more equity offerings, as described in the Indenture, at a price equal to 106.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. If the Company experiences certain change of control events, holders of the Notes may require it to repurchase all or part of their Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

The foregoing summaries of the Indenture and the Notes Collateral Agreement are qualified in their entirety by reference to the actual Indenture and Notes Collateral Agreement, which are attached hereto as Exhibits 4.1 and 10.1, respectively, and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

4.1	Indenture, dated as of May 30, 2019, among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee and as notes collateral agent.

4.2	Form of 6.750% Senior Secured Note due 2027 (included in Exhibit 4.1).

10.1	Notes Collateral Agreement, dated as of May 30, 2019, among the Company, certain of its subsidiaries and Wilmington Trust, National Association.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
(Registrant)

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General Counsel and Secretary

Date: May 31, 2019